CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Hartford Funds Exchange-Traded Trust (the “Registrant”) does hereby certify, to such officer’s knowledge, that:

The annual report on Form N-CSR of the Registrant for the period ended July 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: October 1, 2026	By:	/s/ Gregory A. Frost
Gregory A. Frost
Chief Executive Officer and President (principal executive officer)

Date: October 1, 2026	By:	/s/ Ankit Puri
Ankit Puri
Treasurer (principal financial officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Report with the Securities and Exchange Commission.